Exhibit 99.2

PROXY

CHARLES E. SMITH RESIDENTIAL REALTY, INC.
2345 CRYSTAL DRIVE, ARLINGTON, VIRGINIA 22202

This Proxy is Being Solicited on Behalf of the Board of Directors
For the Special Meeting of Stockholders to be Held on _______ __, 2001

  The undersigned stockholder of Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), hereby appoints __________ and Robert D. Zimet, or either of them (the "Proxy Holders"), with full power of substitution, as proxies for the undersigned to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at _:00 a.m., local time, on _________, 2001, at __________________________, and at any adjournment or postponement thereof (the "Special Meeting"), and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such shares of Common Stock.

  You are encouraged to specify your choice by marking the appropriate box ON THE REVERSE SIDE. The Proxy Holders cannot vote your shares of Common Stock unless you sign and return this card.

  Note: If you plan to attend the Special Meeting in person, please let us know by marking this card in the space provided.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHARLES E. SMITH RESIDENTIAL REALTY, INC.

                 c/o ______________

                 _________________

                 _________________

AUTHORIZE YOUR PROXY HOLDERS BY TELEPHONE	OR	AUTHORIZE YOUR PROXY HOLDERS BY MAIL

It's fast, convenient, and immediate. Call Toll-Free on a Touch-Tone Phone 1-_______________ (1-___________).

FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2.  CALL THE TOLL-FREE NUMBER
1-__________ (1-__________).

3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS.

FOLLOW THESE THREE EASY STEPS: 1. MARK, SIGN AND DATE YOUR PROXY CARD. 2. DETACH CARD FROM PROXY FORM. 3. RETURN THE CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

YOUR VOTE IS IMPORTANT! 1- -____________ anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE AUTHORIZING YOUR
PROXY HOLDERS BY TELEPHONE

DETACH

Please mark
☒	votes as in
this example

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF CHARLES E. SMITH RESIDENTIAL REALTY, INC. AND WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEM 1 AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

1. Approval of (a) the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Charles E. Smith Residential Realty, Inc., Charles E. Smith Residential Realty L.P., Archstone Communities Trust and Archstone-Smith Trust and (b) the merger of Charles E. Smith Residential Realty, Inc. with and into Archstone-Smith Trust.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. The Proxy Holders are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title under signature.
Signature:______________________	Date:_____________________
Signature:______________________	Date:_____________________